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                                                                    EXHIBIT 11.1


                          COAST DENTAL SERVICES, INC.
                       COMPUTATION OF PER SHARE EARNINGS


                                                    QUARTER ENDED                     NINE MONTHS ENDED
                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                            ----------------------------        ---------------------------
                                               1997              1998              1997             1998
                                            ----------------------------        ---------------------------

Net income..............................    $  815,361        $1,351,104        $2,144,699       $3,885,438
                                            ==========        ==========        ==========       ==========

Pro forma net income....................    $  815,361        $1,351,104        $2,002,678       $3,885,438
                                            ==========        ==========        ==========       ==========

Shares:
Basic weighted average number of
  shares outstanding....................     5,794,142         7,621,758         5,371,753        7,617,963
Additional shares issuable under
  stock options for diluted earnings
  per share.............................       154,247            50,700            98,327           94,833
                                            ----------        ----------        ----------       ----------
Diluted weighted average number
  of shares outstanding.................     5,948,389         7,672,458         5,470,080        7,712,796
                                            ==========        ==========        ==========       ==========


Basic earnings per share................    $      .14        $      .18        $      .40       $      .51
                                            ==========        ==========        ==========       ==========
Pro forma basic earnings per share......    $      .14        $      .18        $      .37       $      .51
                                            ==========        ==========        ==========       ==========

Diluted earnings per share..............    $      .14        $      .18        $      .39       $      .50
                                            ==========        ==========        ==========       ==========
Pro forma diluted earnings per share....    $      .14        $      .18        $      .37       $      .50
                                            ==========        ==========        ==========       ==========

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